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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2002, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements and the financial statement schedule, which appears in Cardiac Science, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
June 25, 2002

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